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EXHIBIT 23

Independent Auditors' Consent

        We consent to the incorporation by reference in Registration Statements Nos. 33-88124, 33-88180, 333-09623, 333-39060, 333-39064, 333-39290, 333-61588, 333-101444, 333-100716 and 333-104659 on Form S-8 of Shuffle Master, Inc. of our report dated January 28, 2004, except for the reclassification of the slot operations as discontinued operations and the change in segments as described in Notes 1, 15 and 16 for the three-for-two common stock split approved on March 16, 2004 as described in Note 17, as to which the date is April 14, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets), appearing in this Current Report on Form 8-K of Shuffle Master, Inc. dated April 15, 2004.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
April 14, 2004

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  EXHIBIT 23
Independent Auditors' Consent